UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2011
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-33706 (Commission File Number)	98-0399476 (IRS Employer Identification No.)

1111 West Hastings Street. Suite 320 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6E 2J3 (Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On July 7, 2011, the Board of Directors of Uranium Energy Corp. (the "Company" or "UEC") ratified the entry into amendments to (i) the Company's definitive Merger Agreement & Plan of Merger (the "Merger Agreement") with Concentric Energy Corp. ("Concentric") and (ii) the Company's Acquisition Agreement (the "Acquisition Agreement") with Global Uranium Corp. ("Global"), which agreements were previously disclosed by the Company in its Current Report on Form 8-K as filed with the SEC on May 11, 2011.

As previously disclosed, the Merger Agreement contemplates a stock-for-stock merger (the "Merger") to be effected under the laws of Nevada. Upon completion of the Merger, it is anticipated that approximately 1,253,440 shares of UEC common stock will be issued to the former Concentric stockholders to acquire Concentric and its undivided 100% interest in the Anderson Property, located in Yavapai County, Arizona. On July 7, 2011, the Company's Board of Directors ratified and approved an amendment to the Merger Agreement to extend the closing date of the Merger from no later than August 31, 2011 to no later than October 31, 2011 (unless otherwise agreed to by the parties), and to clarify that Concentric's interest in the Anderson Property consists of a 7,581-acre mineral claim block.

As previously disclosed, it is a condition precedent to the completion of the Merger that the Company is able to achieve a contemporaneous closing of the full assignment to UEC of Global's rights (the "Rights") under the terms and conditions of an underlying Option and Joint Venture Agreement dated April 13, 2010 between Global and Concentric, with respect to the Anderson Property. As a consequence, the Company had previously entered into the Acquisition Agreement to acquire such Rights in consideration of UEC's delivery to Global of (i) an initial payment of $150,000, (ii) a further $200,000 payment, thereby releasing and assigning to the Company any security previously granted by Concentric to Global, and (iii) 350,000 restricted shares of the Company's common stock and a final payment of $150,000 at the closing of the Merger. On July 7, 2011, the Company's Board of Directors ratified and approved an amendment to the Acquisition Agreement to extend the latest closing date thereunder from July 31, 2011 to October 31, 2011.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Description
2.1	Amendment to Merger Agreement & Plan of Merger between Uranium Energy Corp. and Concentric Energy Corp.
10.1	Amending Agreement to Acquisition Agreement between Global Uranium Corp. and Uranium Energy Corp.

Important Additional Information Will Be Filed with the SEC

In connection with the previously announced proposed Merger between UEC and Concentric, UEC has filed, and intends to file, relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a registration statement on Form S-4 (the "Registration Statement") filed with the SEC on July 8, 2011, but which has not been declared effective by the SEC. The Registration Statement includes a preliminary prospectus and related materials to register the securities of UEC to be issued in exchange for securities of Concentric. The Registration Statement incorporates a proxy statement (the "Proxy Statement") that Concentric plans to mail to its stockholders in connection with obtaining stockholder approval of the Merger. The Registration Statement and the Proxy Statement contain important information about UEC, Concentric, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement when they become available, and other documents filed with the SEC by UEC, through the web site maintained by the SEC at www.sec.gov. Documents filed by UEC with the SEC may be obtained free of charge by contacting UEC at: Uranium Energy Corp.; Attention: Mr. Mark Katsumata, CFO; 1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada, V6E 2J3 Tel: (604) 682-9775.

Concentric, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Concentric's stockholders in connection with the Merger. Information regarding any special interests of these directors and executive officers in the Merger will be included in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: July 11, 2011	By: /s/ Mark Katsumata Mark Katsumata Secretary, Treasurer and CFO

__________